REAL ESTATE PURCHASE CONTRACT
                                  COMMERCIAL

The Buyer, Shupe Williams Plaza, L.L.C., a Utah Limited Liability Company, to be formed and wholly owned by Marina Capital Corporation (a Utah Corporation), offers to purchase the Property described below and delivers as Earnest Money Deposit $ 100.00 in the form of a check to Ogden City Corporation and Ogden City Neighborhood Development Agency.

OFFER TO PURCHASE

1. The property which is the subject of this offer to purchase ("Property") is located at 2605 Wall Avenue (multiple parcels), including # 03-003-000l and # 03-003-0026 and including abandoned portion of 26th Street.

For legal description, see attached Addendum #1.

1.1 INCLUDED ITEMS: Unless excluded herein, this sale shall include all fixtures presently attached to the Property. The following personal property shall also be included in this sale and conveyed under separate Bill of Sale with warranties as to title: All current contents in building to be identified by Buyer within ten (10) days of acceptance. (Deleted text "remaining personalty to be removed by Seller within thirty (30) days after acceptance.")

1.2 	EXCLLTDED ITEMS: These items are excluded from this sale:  None.

2. PURCHASE PRICE AND FINANCING. Buyer agrees to pay for the Property as follows:

$100.00		Earnest Money Deposit
$  0.00         Balance of Purchase Price in cash at closing
$100.00		TOTAL PURCHASE PRICE

3. CLOSING. This transaction shall be closed on or before 10 days after 1ast contingency item removed (see Addendum #2. Closing shall occur when: (a) Buyer and Seller have signed and delivered to each other (or to the escrow/title company), all documents required by this Contract, by the Lender, by written escrow instructions signed by the Buyer and the Seller, and by applicable law;
(b) the moneys required to be paid under these documents have been delivered to the escrow/title company in the form of collected or cleared funds; and (c) the deed which the Seller has agreed to deliver under Section 5 has been recorded. Seller and Buyer shall each pay one-half of the escrow Closing fee, unless otherwise agreed by the parties in writing. Taxes and assessments for the current year, and interest on assumed obligations shall be prorated as set forth in this Section. All deposits on tenancies shall be transferred to Buyer at Closing. Proration set forth in this Section shall be made as of date of possession. In no event shall closing occur after March 1, 1998.

4.    POSSESSION. Seller shall deliver possession to Buyer within twenty-four
(24) hours after Closing.

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5.      TITLE TO PRROPERTY AND TITLE INSURANCE.  (a) Seller has, or shall have at Closing, fee title to the Property and agrees to convey such title to Buyer by special warranty deed, free of financial encumbrances as warranted; (b) Seller agrees to pay for, and furnish Buyer at Closing with, a current standard coverage owner's title insurance policy in the amount of the Total Purchase Price; (c) the title policy shall conform with Seller's obligations under subsections (a) and (b). Unless otherwise agreed under Section 7.2, the commitment shall conform with the title insurance commitment provided under
Section 6.1.

6. SPECIFIC UNDERTAKINGS OF SELLER AND BUYER.

6.1	SELLER DISCLOSURES.  The Seller will deliver to the Buyer the following
Seller Disclosures no later than the number of calendar days indicated below which shall be days after Acceptance.

                                                                          (days)
(a) a commitment for the policy of title insurance required under
Section 5, to be issued by Home Abstract & Title Co., including
copies of all documents listed as Exceptions on the Commitment:             20

(b) a copy of all loan documents relating to any loan now existing
which will encumber the Property after Closing:                             20

(c) a copy of all leases and rental agreements now in effect with
regard to the Property together with a current rent roll:                   20

(d)     any easement or right-of-way agreements affecting the property:     20

Seller agrees to pay any charge for cancellation of the title commitment provided under subsection (a).

If Seller does not provide any of the Seller Disclosures within the time periods agreed above, the Buyer may either waive the particular Seller Disclosure requirement by taking no timely action or the Buyer may notify the Seller in writing prior to the closing that the Seller is in Default under this Contract and that the remedies under Section 14 are at the Buyer's disposal. The holder of the Earnest Money Deposit shall, upon a receipt of a copy of Buyer's written notice, return to the Buyer the Earnest Money Deposit without the requirement of further written authorization from the Seller.

6.2	BUYER UNDERTAKINGS.	  The Buyer agrees to do those requirements set
out in Addendum #2 attached.

6.3 	ADDITIONAL DUE DILIGENCE.	 The Buyer may undertake any of the
following Additional Due Diligence elements at its own expense and for its own benefit for the purpose of complying with the Contingencies under Section 7.

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    (a) Ordering and obtaining an appraisal of the property if one is not otherwise required under Section 6.2;

    (b) Ordering and obtaining a survey of the Property if one is not otherwise required under Section 5;

    (c) Ordering and obtaining any environmentally related study of the Property;

    (d) Ordering and obtaining a physical inspection report regarding, and completing a personal inspection of, the Property;

    (e) Requesting and obtaining verification that the Property complies with all applicable federal, state, and local laws, ordinances, and regulations with regard to zoning and permissible use of the Property.

Seller agrees to cooperate fully with Buyer's completing these Due Diligence matters and to make the Property available as reasonable and necessary for the same.

7.     CONTINGENCIES.	THIS offer is subject to the Buyer's approving in its
sole discretion the Seller Disclosures, the Buyer Undertakings, and Additional Due Diligence matters undertaken in Section 6, along with additional contingencies set forth herein below and in Addendum No. 2.

7.1 If Buyer objects to any disclosure or undertaking item in Section 6, Buyer and Seller shall have 30 calendar days after receipt of the objections to resolve Buyer's objections. Seller may, but shall not be required to, resolve Buyer's objections. Likewise, the Buyer is under no obligation to accept any resolution proposed by the Seller. If Buyer's objections are not resolved within the stated time, Buyer may void this Contract by providing written notice to Seller within the same stated time. The holder of the Earnest Money Deposit shall, upon receipt of a copy of Buyer's written notice, return to Buyer the Earnest Money Deposit without the requirement of any further written authorization from Seller. If this Contract is not voided by Buyer, Buyer's objection is deemed to have been waived. However, this waiver does not affect warranties under Section 9.

7.2 Resolution of Buyer's objections under Section 7.1 shall be in writing and shall become part of this Contract.

7.3 Contingent upon (Deleted text "Seller's")Buyer's receipt of Phase 2 Environmental Assessment of the subject property to be provided by Seller, at its expense, as soon as possible, but in no event , more than thirty (30) days prior to closing or December 1, 1997, whichever occurs first. In the event that Buyer does not approve of items contained in said environmental Assessment, Seller shall have thirty (30) days notification in which to correct such conditions as identified by Buyer

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in writing.  In the event Seller fails to make adequate correction of such conditions, Buyer may withdraw from this contract and shall not be obligated thereon. (Text written in "Seller shall not be responsible to remove or pay to remove or remediate asbestos or lead based paint determined to be present in the building.")

7.4 Subject to Buyer's verification of existing-utilities. This includes what utilities exist, their condition, the size of lines, where they exist in the Property, and other such information regarding existing utilities.

7.5 Contingent upon Buyer being able to obtain adequate zoning changes as required for its project, prior to closing.

7.6 Subject to the Property being delivered absent of any known structural defects. In the event any structural defects are known to Seller, it shall disclose the same to Buyer immediately.

8. OTHER CONTINGENCIES. This offer is made subject to: See Addendum #2. The terms of attached Addendum #2 are incorporated into this Contract by this reference.

9. SELLER'S WARRANTIES. Seller warrants to Buyer the following regarding the property:

9.1 When Seller delivers possession of the Property to Buyer, it will be in the "as is" condition. Seller shall not be responsible for removing personal property nor sweeping the building.

9.2 Seller will deliver possession of the Property to Buyer with utility lines and connections in the "as is" condition. (Deleted text "but Seller warrants that it knows of no code violation.")

9.3 Buyer received the Property in "as-is" condition except as specified in this contract or any part thereof or addendum thereto.

9.4 At Closing, Seller will bring current all financial obligations encumbering the Property which are assumed in writing by Buyer and will discharge all such obligations which Buyer has not so assumed.

10. VERIFICATION OF WARRANTED AND INCLUDED ITEMS. After all contingencies have been removed and before, Closing, the Buyer may conduct a "walk-through" inspection of the Property to determine whether or not items warranted by Seller in (Deleted text "Section 9.1, 9.2, 9.3 and 9.4") Paragraph 9 are in the warranted condition and to verify that items included in Section 1.1 are presently on the Property. If any item is not in the warranted condition, Seller will correct, repair or replace it as necessary or, with the consent of Buyer and (if required) Lender, escrow an amount at Closing to provide for such repair or replacement.

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11.	CHANGES DURING TRANSACTION.  Seller agrees that no changes in any existing leases shall be made, no new leases entered into, and no substantial alterations or improvements to the Property shall be undertaken without the written consent of the Buyer.

12.    	AUTHORITY OF SIGINERS.  If Buyer or Seller is a corporation, partnership, trust, estate, or other entity, the person signing this Contract on its behalf warrants his or her authority to do so and to bind Buyer or Seller and the heirs or successors in interest to Buyer or Seller. If the Seller is not the vested Owner of the Property but has control over the vested Owner's disposition of the Property, the Seller agrees to exercise this control and deliver title under this Contract as if it had been signed by the vested Owner.

13.    	COMPLETE CONTRACT. 	This instrument (together with its Addenda, any
attached Exhibits, and Seller Disclosures) constitutes the entire Contract between the parties and supersedes all prior dealings between the parties. This Contract cannot be changed except by written agreement of the parties.

14.     (Deleted text "DEFAULT.        If Buyer defaults, Seller may elect to
either retain the Earnest Money deposit as liquidated damages or to return the Earnest Money Deposit and sue Buyer to enforce Seller's rights. If Seller defaults, in addition to return of the Earnest Money Deposit, Buyer may elect to either accept from Seller as liquidated damages a sum equal to the Earnest Money Deposit or sue Seller for specific performance and/or damages. If Buyer elects to accept the liquidated damages, Seller agrees to pay the liquidated damages to Buyer upon demand. Where a Section of this Contract provides a specific remedy, the parties intend that the remedy shall be exclusive regardless of rights which might otherwise be available under common law.")

15. (Deleted text "ATTORNEY'S FEES. In any action arising out of this Contract, the prevailing party shall be entitled to costs and reasonable attorney's fees.")

16. 	DISPOSITION OF EARNEST MONEY.  The Earnest Money Deposit shall not be released unless it is authorized by: (a) Sections 6.1, 6.2 and 7.1; (b) separate written agreement of the parties, or (e) court order.

17.    	RISK OF LOSS.  All risk of loss or damage to the Property shall be borne by Seller until Buyer takes possession of and occupies the Property.

18.    	TIME IS OF THE ESSENCE.  Time is of the essence regarding the data set forth in this transaction. Extensions must be agreed to in writing by all parties. Performance under each Section of this Contract which references a date shall be required absolutely by 5:00 P.M., Mountain Time on the stated date.

19. COUNTERPARTS AND FACSIMILE (FAX) DOCUMENTS. This Contract may be signed in counterparts, and each counterpart bearing an original signature shall be considered a document with all others bearing original signature. Also, facsimile transmission of any

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signed original document and re-transmission of any signed facsimile transmission shall be the same as delivery of an original.

20.	ACCEPTANCE.  Acceptance occurs when Seller or Buyer, responding to an offer or counteroffer of the other: (a) signs the offer or counteroffer where noted to indicate acceptance; and (b) communicates to the other party or the other party's agent that the offer or counteroffer has been signed as required.

21. 	OFFER AND TIME FOR ACCEPTANCE.  Buyer offers to purchase the Property on the above terms and conditions. If Seller does not accept this offer by 5:00 PM Mountain Time, Wednesday, October 15, 1997, this offer shall lapse; and the holder of the Earnest Money Deposit shall return it to the Buyer.


/s/Larry Walker for                                    Oct. 8, 1997
(Buyer's Signature)                                    (Offer Reference Date)

/s/Shupe Williams Plaza, LLC.
Buyers Name (please print)

4723 Harrison #200
Ogden, UT 84403                                        801-394-2400  726-8750
(Notice Address)                                       (Phone)

                           ACCEPTANCE/REJECTION/COUNTEROFFER

x   Acceptance of Offer to Purchase: Seller Accepts the foregoing offer on the terms and conditions specified above.

/s/                                                    20 Oct 97      1130
(Sellers Signature)                                    (Date)         (Time)

Ogden City Corporation and
Ogden City Neighborhood Development Agency
Seller's Name (please print)

2484 Washington Blvd., Suite 320
Ogden, Utah 84401                                      (801)  629-8910
(Notice, Address)                                      (Phone)

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	 Rejection:  Seller Rejects the foregoing offer


           (Seller's initials)                (Date)               (Time)


	 Counter Offer: Seller presents for Buyer's Acceptance the terms of Buyer's offer subject to the exceptions or modifications as specified in the attached Counter Offer #

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                                ADDENDUM NO. 2

                TO REAL ESTATE PURCHASE CONTRACT - COMMERCIAL

This Addendum No. 2 to the Real Estate Purchase Contract - Commercial ("Offer") dated June 5, 1997, between Shupe Williams Plaza, L.L.C. as Buyer and Ogden City Corporation and Ogden City Neighborhood Development Agency as Seller
("the REPC").

In addition to those contingencies set forth in the REPC, the Offer contained in the REPC is further subject to the following contingencies and conditions:

1. The Offer must be accepted as to both properties which are the Subject of the REPC.

2. Buyer intends to design and to renovate and/or provide new construction in the development of condominium space for both residential, "live-work" (live and work in the same unit), and commercial office/retail/light commercial use. Seller shall use its best efforts, in which Buyer shall cooperate, in obtaining new zoning or adequate variances under existing zoning from applicable and appropriate governmental authorities, to allow the Buyer's proposed and intended project, which approval shall be obtained prior to closing.

3. Seller (Ogden City) will issue building permits in a timely manner and in accordance with City ordinances. (Note: Building is not currently listed on local or national historic registers. Construction and preservation techniques are at owner's discretion so long as they do not violate local ordinances.)

4. Seller shall obtain vacating of any and all easements or right-of-ways through Property which Buyer may find objectionable, except for utility easements.

5. Contingent upon Buyer obtaining sufficient construction financing for its proposed project and improvements to the subject real Property.

6. Willingness of the City to accept this purchase price is based upon the Buyer's pledge to develop a "warehouse conversion" project including development of condominium space for both residential, "live-work" (live and work in the same unit), and commercial office/retail light commercial use.

7. Seller has given Buyer full opportunity to inspect the building and premises which are the subject of this offer. Buyer inspected the same and is satisfied with their condition, and is relying solely on its own inspection and investigation and not on any statement made by Seller. The building and premises are being sold in the "as is" condition.

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8. Buyer shall enter into a Disposition and Development 'Agreement with Seller providing for specific performance in accordance with an acceptable scope (not financial scope) of development and schedule of performance to accomplish the proposed warehouse conversion project.

9. (Deleted text "For a period of two (2) years following the date this contract is executed by the parties, Seller shall notify Buyer of any and all properties owned by Seller or any agency thereof which Seller intends to or would consider selling to buyer or to any third party, including, but not limited to notice of any such negotiations, notices of hearings for approvals, notice of any property which may be available or might become available for sale. In the event that a property becomes available and the parties agree to its purchase for purposes of Buyer renovating such property in the manner intended for the property which is the subject of this agreement, Seller shall permit Buyer, at Buyer's option, to develop and complete any such other project prior to completion of the project which is the subject of this agreement.")

10. The City shall conduct a Phase 2 Environmental Assessment of the property in accordance with the schedule of performance. A copy of the assessment report shall be provided to Buyer.

11. Seller, as owner of record, shall cooperate with Buyer efforts, if necessary, to pursue new zoning or adequate variances to accommodate the Buyer's proposed project, subject to applicable review and recommendation by the Planning Commission, City Council review and consideration, including possible rejection of any such proposal and applicable City ordinances and regulations.

12. Seller will work closely with Buyer to resolve any claims or notices of record adversely impacting the property.

13. Seller in good faith shall initiate the requisite process to consider, the establishment of a redevelopment area involving the property including proposed tax increment financing up to $250,000.00 payable as available during a period not to exceed five years from the date tax increment is initially received from Weber County. Said tax increment shall be dedicated to exterior improvements including, but not limited to building facade, parking, landscaping and lighting. Buyer shall be required to demonstrate need and justification for any and all tax increment assistance provided. No representation or assurance can or is made with respect to any actual approval of a Redevelopment Project and actual tax increment financing approvals which are subject to public hearings, tax increment budget submission to the applicable taxing agency committee and the requisite, City Council and Redevelopment Agency Board of Commissioners approvals.

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14. The disposition and development of the subject property, and any proposed assistance provided by the City or its agencies, is subject to and contingent upon approval by the requisite public bodies following compliance with all notice and hearing requirements.


/s/Larry R. Walker for					/s/
Buyers Signature					Seller's Signature

Shupe Williams Plaza, LCC

Oct 8, 1997                                             20 Oct 97
Date							Date

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ADDENDUM NO. 1

DESCRIPTION OF PROPERTY	SERIAL NUMBER 03-003-0001	TAXING UNIT

Owner Ogden City Corporation            161 S 2250 W         25
                                        Ogden UT
% Maniacs Inc - DAVID M BODILY          84401


DESCRIPTION OF PROPERTY: 66 R/P  ACRES:   0.00

	PART OF LOT 8, BLOCK 1, OGDEN 5 ACRE PLAT A, OGDEN CITY SURVEY, BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 8, RUNNING THENCE SOUTH 186.4 FEET, RUNNING THENCE WEST 290 FEET TO THE BOUNDARY LINE OF THE OGDEN UNION RAILWAY AND DEPOT COMPANY PROPERTY, RUNNING THENCE NORTHEASTERLY TO A POINT
	6 RODS SOUTN AND 16 RODS WEST OF THE NORTHEAST CORNER OF
	SAID LOT 8, RUNNING THENCE EAST 66 FEET, THENCE NORTH 132 FEET TO THE SOUTH LINE OF 26TH STREET, RUNNING THENCE EAST
ALONG SAID SOUTH LINE 198 FEET TO THE PLACE OF BEGINNING.


COMMENTS:
**This description for taxation purposes only.**

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DESCRIPTION OF PROPERTY	SERIAL NUMBER 03-003-0026	TAXING UNIT

Owner Ogden City NEIGHBORHOOD   2484 WASHINGTON BLVD         25
                                Ogden UT
                                84401


DESCRIPTION OF PROPERTY: 88 ORIG  ACRES:   0.00

        PART OF LOT 8, BLOCK 1, FIVE ACRE PLAT A, OGDEN CITY SURVEY, BEGINNING AT A POINT ON THE EAST LINE OF SAID LOT 8, WHICH IS 186.4 FEET, SOUTH OF THE NORTHEAST CORNER OF SAID LOT 8, RUNNING THENCE SOUTH 147.50 FEET ALONG SAID EAST LINE TO THE NORTH LIINE OF BINFORD STREET, THENCE WEST 805.25 FEET ALONG SAID NORTH LINE, THENCE NORTH 115.50 FEET, THENCE NORTHEASTERLY TO A POINT WEST OF BEGINNING. THENCE EAST 290 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.



COMMENTS:
**This description for taxation purposes only.**

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